UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2017

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Purchase and Sale Agreement

On June 28, 2017, Enbridge Energy Partners, L.P. (the “Partnership”) consummated the previously announced sale of its ownership interests in the Midcoast Energy Partners, L.P. (“MEP”) gas gathering and processing business to Enbridge Energy Company, Inc. (“EECI”) pursuant to that certain Purchase and Sale Agreement, dated as of April 27, 2017 (the “PSA”). In accordance with the PSA, the Partnership sold its 48.4% limited partner interest in Midcoast Operating, L.P., its 51.9% limited partner interest in MEP and its 100% membership interest in Midcoast Holdings, L.L.C., MEP’s general partner, to EECI in exchange for aggregate consideration of $2.263 billion, which includes cash consideration of $1.31 billion and outstanding indebtedness at MEP of $953 million. The sale occurred following the termination of the waiting period for U.S. antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of the other customary closing conditions in the PSA. A portion of the cash proceeds received by the Partnership were used to repay to EECI the $357 million deferred distribution balance related to the Series 1 Preferred Units that were redeemed by the Partnership on April 27, 2017, as previously disclosed on the Partnership’s Form 8-K filed on May 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C. as delegate of Enbridge Energy Company, Inc., its general partner

Date: July 5, 2017	By:	/s/ STEPHEN J. NEYLAND
Stephen J. Neyland
Vice President - Finance
(Duly Authorized Officer)